EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

Aemetis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	Rule 415(a)(6)	-	-	-	-	-	Form S-3	333-258322	August 13, 2021
	Equity	Preferred Stock, par value $0.001 per share	Rule 415(a)(6)	-	-	-	-	-	Form S-3	333-258322	August 13, 2021
	Debt	Debt Securities	Rule 415(a)(6)	-	-	-	-	-	Form S-3	333-258322	August 13, 2021
	Other	Warrants	Rule 415(a)(6)	-	-	-	-	-	Form S-3	333-258322	August 13, 2021
	Other	Rights	Rule 415(a)(6)	-	-	-	-	-	Form S-3	333-258322	August 13, 2021
	Other	Units	Rule 415(a)(6)	-	-	-	-	-	Form S-3	333-258322	August 13, 2021
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	-	-	$210,000,000.00 (3)	$0.00010910	-	Form S-3	333-258322	August 13, 2021	$22,911.00
	Total Offering Amounts				-	$210,000,000.00
	Total Fees Previously Paid				-
	Total Fee Offsets				-
	Net Fee Due				-

1.

Aemetis, Inc. (the "Registrant”) is registering under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock and/or preferred stock, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $210,000,000. The Registrant may sell any securities the Registrant is registering under this registration statement separately or as units with one or more of the other securities being registered under this registration statement. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities the Registrant is registering under this registration statement. The securities the Registrant is registering under this registration statement also include such indeterminate number of shares of common stock and preferred stock as the registrant may issue upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), the shares the Registrant is registering under this registration statement include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions.

2.

The proposed maximum offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

3.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this registration statement exceed $210,000,000. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $210,000,000 of unsold securities previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-258322) filed on July 30, 2021 and declared effective on August 13, 2021 (the “Prior Registration Statement”). The filing fee associated with the registration of the offer and sale of $210,000,000 of the unsold securities is hereby carried forward to be applied to the unsold securities registered hereunder, and no additional filing fee is due with respect to the unsold securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any unsold securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of unsold securities from the prior registration statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.